SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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BANCORP RHODE ISLAND, INC.

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(Name of Registrant as Specified in its Charter)

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The following press release was issued by Bancorp Rhode Island, Inc. on May 4, 2007.

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

GLASS LEWIS JOINS ISS IN RECOMMENDING THAT BANCORP RHODE ISLAND SHAREHOLDERS VOTE FOR ALL THE BOARD’S DIRECTOR NOMINEES AT UPCOMING ANNUAL MEETING

PROVIDENCE, R.I., May 4, 2007 – Bancorp Rhode Island, Inc. (NASDAQ: BARI) today announced that Glass Lewis & Co., a leading independent proxy advisory firm, has recommended that BancorpRI shareholders vote FOR all the company’s director nominees at BancorpRI’s May 16, 2007 Annual Meeting of Shareholders.

As previously announced on May 1, 2007, Institutional Shareholder Services (ISS), another leading independent proxy advisory firm, has also recommended that BancorpRI shareholders vote FOR all the Board’s director nominees. Glass Lewis and ISS are widely recognized as the nation’s two leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

“We are pleased that both ISS and now Glass Lewis have recommended that BancorpRI shareholders vote FOR all the Board’s director nominees,” said Bancorp Rhode Island, Inc.’s Chairman Malcolm G. Chace. “We are gratified that Glass Lewis has recognized that the Board’s track record for growing our franchise and delivering shareholder value provides confidence as to BancorpRI’s long-term prospects. We look forward to continuing to execute on our long-term business strategy and delivering value to all shareholders.”

Bank Rhode Island, a wholly owned subsidiary of Bancorp Rhode Island, Inc., is a full-service, FDIC-insured financial institution headquartered in Providence, Rhode Island. The bank operates 16 branches throughout Providence, Kent and Washington Counties.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

IMPORTANT INFORMATION

Bancorp Rhode Island, Inc. (“BancorpRI”) filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders with the Securities and Exchange Commission on April 4, 2007, which it supplemented on April 18, 2007. BANCORPRI SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY

STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Shareholders are able to obtain additional copies of BancorpRI’s definitive proxy statement and any other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of BancorpRI’s definitive proxy statement are also available for free at BancorpRI’s Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of BancorpRI’s proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc. at (866) 425-8584 toll free.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI’s shareholders is available in BancorpRI’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2007.